UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2011

AsherXino Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-10965	93-0962072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe Street, 17th FL, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 413-3345

     Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

June 13, 2011- AsherXino Corporation announced that it has executed a formal farm in agreement with an international oil service company West African Offshore – Ashcott Energy, for Ten million dollars ($10m USD) in relation to the farm out of 8% working interest of its Nigeria offshore concession.  AsherXino had earlier entered into farm in agreement for Forty percent (40%) working interest in the Nigeria offshore concession, upon payment of required signature bonus of $12.5m USD to the Nigeria government.  The balance of Sixty percent (60%) of the concession is held by the Nigeria local partner in compliance with the Nigeria local content law.

June 22, 2011 -- AsherXino Corporation announced that it has completed its formal farm in and development agreement with Petrolog International in relation to the exploration and development of its Nigeria offshore concession.  AsherXino had earlier received a letter of intent from Petrolog International in relation to the Nigerian offshore concession.  Petrolog Group is an international oil and gas company with extensive oil and gas development programs internationally, including an international joint venture agreement with leading drilling and integrated offshore solution provider companies.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operations Officer

AsherXino Corporation, an Oil and gas company engaged in the exploration and production in the Gulf of Guinea, announced that its Board of Directors has approved the appointment of Mr. Olakunle (Ola) Adebowale as the Company's new Chief Operations Officer (COO), effective May 15, 2011.

Mr. Adebowale has several years of international corporate executive experience, having worked for State of Maryland (USA), NASA consortium (USA) and General Electric’s –GE both in the United States of America (USA) & Nigeria as a business leader for GE Aviation, Energy/Power divisions and most recently as the Managing Director/VP for General Electric’s (GE)-Oil & Gas division in Nigeria.

Mr. Adebowale received his bachelor degrees in Industrial Engineering and Manufacturing Engineering from the University of Maryland, USA.   He is a certified Green and Black belt champion in the Six Sigma doctrine.

Appointment of Director

AsherXino Corporation, an oil and gas company, engaged in the exploration and production in the Gulf of Guinea, is pleased to announce today the appointment of Mr. Olufemi (Femi) Dosunmu as an independent director of AsherXino Corporation, effective June 15, 2011.

Mr. Dosunmu is a seasoned Entrepreneur with over 25 years experience in Healthcare, Agriculture and  oil and gas sector.  He owns several businesses and investments in the United States of America, Nigeria and other West African Countries. Mr. Dosunmu also serves on the board of Mongran Financial Corporation and Apex Star Energy Corporation.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

99.1	Press Release of AsherXino Corporation dated June 13, 2011
99.2	Press Release of AsherXino Corporation dated June 22, 2011
99.3	Press Release of AsherXino Corporation dated June 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHERXINO CORPORATION

Dated: June 22, 2011	By:	/s/Bayo Odunuga
	Name:	Bayo Odunuga
	Title:	Chief Executive Officer